SETTLEMENT AGREEMENT

     THIS SETTLEMENT AGREEMENT (together with all exhibits and schedules hereto, this "Agreement") is entered into this 22nd day of October, 1996 by and among RAYMOND T. TATE ("Tate"), HELEN J. TATE, as trustee for the Andrew Patrick Tate Trust, HELEN J. TATE, as trustee for the Susan Katherine Tate Burrowbridge Trust and HELEN J. TATE, as trustee for the Elizabeth Tate Winters Trust (collectively, the "Tate Trusts"), THE ASHTON TECHNOLOGY GROUP, INC. (the "Company"), ROBERT A. EPRILE ("Eprile"), JOHN A. BLOHM ("Blohm"), FREDRIC W. RITTEREISER ("Rittereiser" and together with Eprile and Blohm, the "Representatives"), THE DOVER GROUP, INC., F.E. WEIMMER, JR., F.E. WEIMMER, SR., F.E. RITTEREISER, SR., and THOMAS RITTEREISER, as trustee for Alexis J. Rittereiser, Amanda Weimmer and John Weimmer (collectively, together with the Representatives, the "Group Members").

     WHEREAS, Tate is the President, Chairman of the Board, Chief Executive Officer, Treasurer, and Principal Financial and Accounting Officer of the Company;

     WHEREAS, the Tate Trusts own beneficially or otherwise in the aggregate 1,000,000 shares (the "Trust Shares") of the outstanding Common Stock of the Company, par value $.01 per share (the "Common Stock");

     WHEREAS, Tate owns beneficially or otherwise 107,500 shares of Common Stock (the "Tate Shares"); and

     WHEREAS, certain disputes have arisen among Tate, on the one hand, and the Group Members, on the other, with respect to the direction of the Company, and the parties have agreed to settle and resolve each and every dispute and to enter into certain agreements on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 Definitions. In addition to the terms elsewhere defined in this Agreement, the following terms when used in this Agreement shall have the following respective meanings, unless the context clearly indicates otherwise:

     "Affiliate" means, with respect to a Person, any other Person controlled by or, as of the date of this Agreement, controlling or under common control with, such Person. "Control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, the holding of proxies, by contract or otherwise.

     "Closing" and "Closing Date" shall have the respective meanings set forth in Section 3.1.

     "Common Stock" is defined in the Recitals.

     "Consulting Agreement" means the agreement dated the Closing Date between Tate and the Company in the form of Exhibit A.

     "License Agreement" means the agreement dated the Closing Date between Tate and the Company in the form of Exhibit B.

     "Person" means any individual, corporation, partnership, limited liability company or partnership, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental entity or other entity or organization.

     "Representatives' Nominee" means Fred S. Weingard.

     "Subsidiaries" means Universal Trading Technologies Corporation and Computer Science Innovations, Inc. and each corporation as to which the Company directly or indirectly owns a majority of the outstanding shares of stock or other ownership interests having voting power under ordinary circumstances to elect a majority of directors of such corporation or other Persons performing similar functions for such entity.

     "Tate  Employment   Agreement"  means  that  certain  employment  agreement
effective as of January 1, 1996 between the Company and Tate.

     "Tate Shares" is defined in the Recitals.

     "Trust Shares" is defined in the Recitals.

                                   ARTICLE II
                               TERMS OF AGREEMENT

     2.1 Resignation of Tate. Effective at 5:00 p.m., New York time, on the Closing Date, Tate shall resign from his position as a Director of the Company and its Subsidiaries and all officer positions held by Tate in the Company and its Subsidiaries.

     2.2 Election of Representatives' Nominee as Director. Effective at 5:01 p.m., New York time, on the Closing Date, the Representatives' Nominee shall be elected by the Board of Directors of the Company to fill the vacancy created by the resignation of Tate pursuant to Section 2.1.

     2.3 Call Option. (a) Subject to the terms and conditions of this Agreement, and in consideration for $250,000 payable by Rittereiser to Helen J. Tate, as trustee for the Tate Trusts (the "Trustee"), in cash at the Closing, Rittereiser or his designee shall have the right and option (the "Call Option"), exercisable upon written notice delivered to the Trustee at any time during the period beginning at 12:00 a.m., New York time, on April 2, 1997 and ending at 11:59 p.m., New York time, on June 2, 1997 (the "Call Exercise Period"), to purchase and acquire all of the Trust Shares for a total purchase price of $4,500,000 (the "Call Exercise Price"). If the Call Option is exercised, unless the Trustee and Rittereiser mutually agree otherwise, delivery to Rittereiser or his designee of the share certificates representing all of the Trust Shares, accompanied by a stock power duly executed in blank, and payment of the Call Exercise Price in full in cash shall take place on the date that is seven (7) business days following the date the Trustee receives written notice of the exercise of the Call Option (the "Option Settlement Date") at 10:00 a.m., New York Time, at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038.

     (b) The Trustee hereby agrees that during the period from the Closing Date through the end of the Call Exercise Period and, if the Call Option is exercised, during the period ending on the Option Settlement Date, the Trustee shall (i) not offer, sell, contract to sell, transfer, pledge, encumber or otherwise dispose of the Trust Shares and (ii) vote the Trust Shares in the same manner and proportion as all other shares of Common Stock are voted with respect to all matters, including any proposal that relates to the operation or management of the Company and proposals to elect and remove directors.

     (c) The Trustee hereby represents and warrants to Rittereiser and Rittereiser's designee, if any, that acquires the Call Option that: (i) the Trustee is the lawful beneficial owner of the Trust Shares and has complete and unrestricted right to sell, transfer, assign and convey the Trust Shares to Rittereiser or his designee and (ii) if the Call Option is exercised, the Trustee will deliver to Rittereiser or his designee good and marketable title to the Trust Shares free and clear of any liens, claims, charges, security interests, options or other legal or equitable encumbrances, in the case of clauses (i) and (ii), subject to the terms of the waiver agreement between the Trustee and the Company and the Trustee and First United Equities Corporation dated October 22, 1996.

     2.4 Put Option. (a) Subject to the terms and conditions of this Agreement, and in consideration for $1 payable by Tate to Rittereiser in cash at the Closing, Rittereiser hereby grants to Tate the right and option (the "Put Option"), exercisable by written notice to Rittereiser or his designee at any time during the period beginning at 12:00 a.m., New York time, on the business day immediately following exercise of the Call Option and ending at 11:59 p.m. on the fifth business day immediately following exercise of the Call Option (the "Put Exercise Period"), to require Rittereiser or his designee to purchase and acquire from Tate all of the Tate Shares for a total purchase price of $483,750 (the "Put Exercise Price"). If the Put Option is exercised, unless Tate and Rittereiser mutually agree otherwise, delivery to Rittereiser or his designee of the share certificates representing all of the Tate Shares, accompanied by a stock power duly executed in blank, and payment of the Put Exercise Price in full in cash shall take place on the Option Settlement Date at the same time and place as is specified in Section 2.3(a).

     (b) Tate hereby agrees that during the period from the Closing Date through the end of the Put Exercise Period, and, if the Put Option is exercised, during the period ending on the Option Settlement Date, Tate shall vote the Tate Shares in the same manner and proportion as all other shares of Common Stock are voted with respect to all matters, including any proposal that relates to the operation or management of the Company and proposals to elect or remove directors.

     (c) Tate hereby represents and warrants to Rittereiser and Rittereiser's designee, if any, that acquires the Tate Shares pursuant to the Put Option that, as of the Option Settlement Date: (i) Tate is the lawful beneficial owner of the Tate Shares and has complete and unrestricted right to sell, transfer, assign and convey the Tate Shares to Rittereiser or his designee and (ii) upon exercise of the Put Option, Tate will deliver to Rittereiser or his designee good and marketable title to the Tate Shares free and clear of any liens, claims, charges, security interests, options or other legal or equitable encumbrances, in the case of clauses (i) and (ii), subject to the terms of the waiver agreement between Tate and the Company and Tate and First United Equities Corporation, dated October 22, 1996.

     2.5 Consulting Agreement and License Agreement. On the Closing Date, the Company and Tate shall enter into the Consulting Agreement and the License Agreement.

     2.6 Employee Matters. Effective at 5:00 p.m., New York time, on the Closing Date, Tate shall cause Susan Burrowbridge and Elizabeth Winters to resign from all positions they hold in the Company and its Subsidiaries. On the Closing Date, the Company shall pay $4,216.02 to each of Ms. Burrowbridge and Ms. Winters which amount represents severance pay equal to one month's current salary.

     2.7 Release. From and after 5:00 p.m., New York time, on the Closing Date, and except for any breach of this Agreement, each of the parties hereto does hereby release and forever discharge each of the other parties hereto and each of their respective Affiliates, heirs, executors, administrators, successors, agents, attorneys and assigns, of and from any and all manner of claims, demands, damages, actions, causes of action or suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, trespasses, judgments and executions whatsoever in law or equity, whether known or unknown, directly or indirectly, by reason of or arising out of or in connection with (i) the Tate Shares or the Trust Shares, (ii) the Tate Employment Agreement, (iii) the management of and conduct of the business of the Company and its Subsidiaries, (iv) the services performed by Tate or any of the Group Members to the Company or its Subsidiaries, or (v) the relationship by and among the parties, which any of them or any of their heirs, executors, administrators, successors and assigns can, shall or may have, or ever had, or might have but for this release, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date of this Agreement.

     2.8 Waiver of Derivative Claim. At no time shall any party hereto bring a derivative claim which can be asserted on behalf of the Company or any of its Subsidiaries in relation to, by reason of, based upon, or arising out of or in connection with this Agreement or the matters which are settled by this Agreement.

     2.9 Life Insurance Policy. Effective as of the Closing Date, Tate and the Company shall cause the Company to be named the beneficiary under that certain life insurance policy (Number 4282052) with the Provident Mutual Life Insurance Company of Philadelphia under which Tate is the insured (the "Policy"). During the period from the Closing Date through the end of the Call Exercise Period, and if the Call Option is exercised, during the period ending on the Option Settlement Date, the Company will pay insurance premiums under the Policy sufficient to secure $1.5 million of face value of life insurance. In consideration for transfer of the life insurance policy to the Company, in the event of the death of Tate during the period from the Closing Date through the end of the Call Exercise Period, and if the Call Option is exercised during the period ending on the Option Settlement Date, the Company will use the proceeds of the Policy to purchase 333,333 of the Trust Shares from the Tate Trusts, as allocated by the Trustee, whereupon the number of Trust Shares subject to the Call Option and the Call Exercise Price shall be decreased accordingly.

     2.10 Books and Records. Tate hereby disclaims and waives for himself and his Affiliates any ownership interest in any and all books, records, accounting records, drawings, writings, customer lists, data, reports, test results, evaluations, plans, studies, instructions, manuals, computer software, computer codes, formulas and formulations, corporate minute books, corporate seals and consolidated financial and tax records, files and documents (including computer tapes or disks) of Ashton and its Subsidiaries (the "Books and Records"). Except as expressly permitted by this Agreement, neither Tate nor his Affiliates shall remove copies of the Books and Records from the premises of Ashton or any of its Subsidiaries, whether in written or machine or computer readable form, without Ashton's written consent, and, prior to the Closing Date, Tate shall return to the premises of Ashton any Books and Records or written or machine or computer readable copies thereof that may be in his possession or the possession of his Affiliates. Notwithstanding the foregoing, Tate shall have the right to (i) retain duplicate photocopies of Books and Records that he has obtained in the ordinary course of business and maintained in places other than the premises of the Company or its Subsidiaries; (ii) retain personal notes that do not constitute Books and Records of Ashton maintained in the ordinary course of business; (iii) retain one copy of Ashton's closing binder for its initial public offering; and (iv) retain copies of and use records, files, information, documents as permitted by the License Agreement. Nothing in this Agreement shall limit Tate's right to remove personal effects from Ashton premises.

     2.11 Ownership of UTTC. The Company hereby agrees that during the period from the Closing Date through the end of the Call Exercise Period, and if the Call Option is exercised, during the period ending on the Option Settlement Date, the Company shall not permit UTTC to (i) engage in any merger, consolidation or similar transaction with or merge into any other Person or sell or transfer all or a material portion of its assets or (ii) issue, sell or otherwise distribute any capital stock or other equity security of UTTC, or any security convertible, during such period(s), into any capital stock or equity security of UTTC, unless, in the case of either clause (i) or (ii), the residual value to Ashton of its equity interest in UTTC is at least equal to or greater than $20 million computed on the basis of the value received by UTTC from any such (x) consolidation, merger or similiar transaction or sale or transfer or
(y) the issuance, sale or distribution of any such stock or other security.

     2.12 Best Interests of Stockholders. The Group Members each agree and acknowledge that all disagreements and concerns regarding the management and policies of the Company have been fully resolved by this Agreement. The parties hereto have determined that this Agreement is in the best interests of the Company's stockholders and, in their judgment, will result in significant long-term benefits to the Company and its stockholders.

                                   ARTICLE III
                                     CLOSING

     3.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on October 22, 1996 (such date, the "Closing Date"). The Closing shall be held at 5:00 p.m., New York time, on the Closing Date at the offices of Latham & Watkins, 1001 Pennsylvania Avenue, N.W., Washington, DC 20004.

     3.2 Deliveries and Proceedings at Closing. At Closing the parties shall make the following deliveries:

     (a) Deliveries by Tate: Tate will deliver or cause to be delivered:

        (i)     duly executed letters of resignation as contemplated by Sections
                2.1 and 2.6;

        (ii)    the Consulting Agreement executed by Tate;

        (iii)   the License Agreement executed by Tate; and

        (iv)    $1 cash to Rittereiser.

     (b) Deliveries by Group Members. Rittereiser will deliver or cause to be delivered by certified or bank cashier's check $83,334 to Helen J. Tate, as Trustee for the Andrew Patrick Tate Trust, $83,333 to Helen J. Tate, as Trustee for the Susan Katherine Tate Burrowbridge Trust, and $83,333 to Helen J. Tate, as Trustee for the Elizabeth Tate Winters Trust.

     (c) Deliveries by the Company. The Company will deliver or cause to be delivered:

        (i)     the Consulting Agreement executed by the Company;

        (ii)    the License Agreement executed by the Company;

        (iii) a certificate signed by an executive officer or director of the Company stating that (x) this Agreement has been approved by the Company's Board of Directors, and attached thereto are true and correct copies of the resolutions of the Board of Directors, (y) attached thereto are true and correct copies of resolutions of the Company's Board of Directors electing the Representatives' Nominee to the Board of Directors, and (z) the person authorized to sign this Agreement, the Settlement Agreement, the Consulting Agreement and all other documents to be delivered by the Company in connection herewith is a duly elected officer or director of the Company and has been duly authorized to sign such documents on behalf of the Company;

        (iv) $4,216.02 to Ms. Burrowbridge by certified or bank cashier's check; and

        (v)     $4,216.02 to Ms. Winters by certified or bank cashier's check;

                                   ARTICLE IV
                               GENERAL PROVISIONS

     4.1 Representations and Warranties. Each party represents and warrants to the other party that (i) the execution, delivery and performance of this Agreement has been duly authorized and all actions necessary for the due execution, delivery and performance of this Agreement have been taken, (ii) this Agreement constitutes the legal, valid and binding obligation of the parties enforceable against each party in accordance with its terms, (iii) it has been represented by legal counsel of its choosing, and (iv) this Agreement has been executed and delivered as its own free act and deed and not as the result of duress by any other party hereto. The representations, warranties and covenants of the parties set forth in this Agreement (including, without limitation, Section 2.3 and this Section 4.1) shall survive the Closing.

     4.2 Further Assurances. Each party agrees from time to time, at the request of any other party to execute such documents or ratify such agreements as may be reasonably necessary to effect the agreements contained herein.

     4.3 Modification. This Agreement shall not be modified or amended except by an agreement in writing executed by all parties hereto.


     4.4 Applicable Law. This Agreement shall be governed under the law of the State of Delaware without regard to the principles of conflicts of law thereof.


     4.5 Assignment. None of the parties hereto may assign any of their respective rights or delegate any of their respective obligations under this Agreement to any party without the prior written consent of each of the other parties hereto; provided, however, that upon written notice to the parties hereto (i) this Agreement may be assigned by operation of law or pursuant to the laws of descent and distribution and (ii) Rittereiser may assign his rights and delegate his obligations under Sections 2.3 and 2.4 to any Person without the consent of any of the other parties hereto. Notwithstanding the foregoing, this Agreement and the rights and obligations set forth herein shall be binding on all parties and on their successors and permitted assigns.

     4.6 Entire Agreement. This Agreement contains the entire and final agreement between the parties with respect to the subject matter hereof, and no oral statements, assumptions or representations or prior written matter not contained or referred to in this instrument shall have any force or effect.

     4.7   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original and all of which together shall be one and the same instrument.

     4.8 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     4.9 Headings. The headings used in this Agreement are for convenience only and shall not be deemed part of the agreements of the parties set forth herein.

     4.10 Time is of the Essence. Time is of the essence of this Agreement and every provision hereof.

     4.11 Waiver. No consent or waiver, express or implied, by any party to or of any breach or default by another party in performance by the breaching party of its obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any breach or default by the breaching party in the performance by such breaching party of any other obligations of such breaching party under this Agreement. Failure on the part of any party to object to or complain of any act or failure to act of any of the other parties or to declare any of the other parties in default shall not constitute a waiver of any right or remedy or the ability to object or complain or to declare any default at any time in the future.

     4.12 Specific Performance. The parties agree that any breach of this Agreement by any party would result in irreparable harm for which the other parties would not have an adequate remedy at law and that the parties shall each be entitled to injunctive and other equitable relief to enforce specifically the terms and provisions hereof, in addition to any other rights or remedies available to such parties.

     4.13 Submission to Jurisdiction. Any judicial proceeding brought with respect to this Agreement must be brought in any United States District Court (or if such court lacks jurisdiction, any state court) sitting in Wilmington, Delaware and by execution and delivery of this Agreement, each signatory hereto
(i) hereby submits to and accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

     4.14 Liability of Individuals. Eprile and Blohm, who are Directors of the Company, have incurred obligations under this Agreement only in their individual capacity and not as Directors of the Company. Tate, who is a Director and Officer of the Company and certain Subsidiaries, has incurred obligations under this Agreement only in his individual capacity and not as a director or officer of the Company or a Subsidiary. Rittereiser has incurred certain obligations under this Agreement only in his individual capacity and not as a director or officer of The Dover Group, Inc.

     4.15 Confidentiality. Except as required by law, pursuant to a valid subpoena or with the prior consultation and prior consent of the parties hereto, no party to this Agreement or any Person acting for or on their behalf, shall directly or indirectly make any written or oral statement publicly or privately to any Person if such statement relates to or concerns (i) this Agreement, (ii) any matter related to this Agreement, (iii) the management, conduct or affairs of the Company, its Subsidiaries, Tate or any of the Group Members, (iv) the relationship by and among the parties, or (v) unless expressly directed by the Company's Board of Directors, the relationship of the Company or its Subsidiaries with any third party. Notwithstanding the foregoing, a party to this Agreement may discuss any of the foregoing privately with (a) a member of such party's immediate family or (b) directors, officers, employees or auditors of the Company or its Subsidiaries (each an "Authorized Person") if, and only if, the Authorized Person agrees to be bound by the terms of this Section 4.15. If an Authorized Person breaches the terms of this Section 4.15, the party to this Agreement who discussed the prohibited matters with the Authorized Person shall be liable for the Authorized Person's breach of this Section 4.15. Anything in this Section 4.15 to the contrary notwithstanding, the parties agree that a press release in the form of Exhibit C to this Agreement shall be issued by the Company on the Closing Date.

     4.16 No Admissions. Nothing contained in this Agreement shall be considered an admission by either party of any wrongdoing under any Federal, state or local statute, public policy, tort law, contract law, common law or otherwise.

     4.17 No Third Party Claims. Each party represents and warrants that no other person or entity has, or to the best knowledge of such party claims, any interest in any potential claims, demands, causes of action, obligations, damages or suits released pursuant to this Agreement; that it or he is the owner of all other claims, demands, causes of action, obligations, damages or suits so released; that it or he has full and complete authority to execute this Agreement; and that it or he has not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand, cause of action, obligation or liability subject to this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                     /s/ Raymond T. Tate
                                ----------------------------------
                                         Raymond T. Tate
                                         17929 Pond Road
                                         Ashton, Maryland 20861
                                         Tel:     301-774-7714
                                         Fax:     301-774-7131

                                     /s/ Helen J. Tate
                                ---------------------------------
                                         Helen J. Tate, as trustee for the
                                         Andrew Patrick Tate Trust
                                         17929 Pond Road
                                         Ashton, Maryland 20861
                                         Tel:     301-774-7714
                                         Fax:     301-774-7131

                                     /s/ Helen J. Tate
                                ----------------------------------
                                         Helen J. Tate, as trustee for the
                                         Susan Katherine Tate Burrowbridge Trust
                                         17929 Pond Road
                                         Ashton, Maryland 20861
                                         Tel:     301-774-7714
                                         Fax:     301-774-7131


                                     /s/ Helen J. Tate
                                -----------------------------------
                                         Helen J. Tate, as trustee for the
                                         Elizabeth Tate Winters Trust
                                         17929 Pond Road
                                         Ashton, Maryland 20861
                                         Tel:     301-774-7714
                                         Fax:     301-774-7131


                       (Signatures Continued on Next Page]

                                  THE ASHTON TECHNOLOGY GROUP, INC.

                                  By:  /s/ Ruth M. Davis
                                       ------------------------------
                                           Name:  Ruth M. Davis
                                           Title:  Director
                                           10420 Little Patuxent Parkway
                                           Suite 490
                                           Columbia,  MD  21044
                                           Tel:     410-715-8732
                                           Fax:     410-715-8735


                                       /s/ Robert A. Eprile
                                  -----------------------------------
                                           Robert A. Eprile
                                           c/o UTTC
                                           1900 Market Street
                                           Suite 701
                                           Philadelphia, PA 19103
                                           Tel:     215-988-3400
                                           Fax:     215-988-3478

                                       /s/ John A. Blohm
                                  -----------------------------------
                                           John A. Blohm
                                           c/o UTTC
                                           1900 Market Street
                                           Suite 701
                                           Philadelphia, PA 19103
                                           Tel:     215-988-3400
                                           Fax:     215-988-3478

                                       /s/ Fredric W. Rittereiser
                                  -----------------------------------
                                           Fredric W. Rittereiser
                                           c/o The Dover Group, Inc.
                                           17 Route 37 East
                                           Toms River, NJ  08753
                                           Tel:     908-505-9300
                                           Fax:     908-505-8540


                       (Signatures Continued on Next Page]

                                  THE DOVER GROUP, INC.


                                  By:  /s/ Fredric W. Rittereiser
                                       ------------------------------
                                      Name:  Fredric W. Rittereiser
                                      Title:  Chairman of the Board
                                      17 Route 37 East
                                      Toms River, NJ  08753
                                      Tel:     908-505-9300
                                      Fax:     908-505-8540

                                       /s/ F.E. Weimmer, Jr.
                                  ----------------------------------
                                           F.E. Weimmer, Jr.
                                           c/o The Dover Group, Inc.
                                           17 Route 37 East
                                           Toms River, NJ  08753
                                           Tel:     908-505-9300
                                           Fax:     908-505-8540

                                       /s/ F.E. Weimmer, Sr.
                                  ----------------------------------
                                           F.E. Weimmer, Sr.
                                           c/o The Dover Group, Inc.
                                           17 Route 37 East
                                           Toms River, NJ  08753
                                           Tel:     908-505-9300
                                           Fax:     908-505-8540

                                       /s/ F.E. Rittereiser, Sr.
                                  ----------------------------------
                                           F.E. Rittereiser, Sr.
                                           c/o The Dover Group, Inc.
                                           17 Route 37 East
                                           Toms River, NJ  08753
                                           Tel:     908-505-9300
                                           Fax:     908-505-8540

                                       /s/ Thomas Rittereiser
                                  ----------------------------------
                                  Thomas Rittereiser, as trustee for Alexis J.
                                  Rittereiser, Amanda Weimmer and John
                                  Weimmer
                                           c/o The Dover Group, Inc.
                                           17 Route 37 East
                                           Toms River, NJ  08753
                                           Tel:     908-505-9300
                                           Fax:     908-505-8540